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                                                                   EXHIBIT-99(u)

                             ANNUITY INVESTORS (R)
                             LIFE INSURANCE COMPANY

                          Home Office: Cincinnati, Ohio
   Variable Administrative Office: P.O. Box 5423, Cincinnati, Ohio 45201-5423

                                   ENDORSEMENT

The annuity contract is changed as set out below to restrict the availability of loans in certain circumstances:

ADDITIONAL LOAN RESTRICTION

We may deny your request for a new loan if you have had any loan treated as a deemed distribution under Section 72(p) of the Internal Revenue Code, and that loan has not been repaid in full.

      Signed for us at our office as of the date of issue.

        /s/ Mark F. Muething                    /s/ Charles R. Scheper
        ------------------------                -------------------------
            MARK F. MUETHING                        CHARLES R. SCHEPER
               SECRETARY                                 PRESIDENT